Exhibit 99.1

Kaspien Holdings Inc. Reports Fiscal Fourth Quarter and Full Year 2020 Results

•	Significant Gross Merchandize Value and Revenue Increases, Driven by Outperformance in Retail and Ramp in Subscriptions Business, Lead to Operating Income Profitability for the Quarter.
•
More than 200% Increase in Subscription Partner Count in 2020 Drives Nearly 886% Increase in Fourth Quarter Segment Gross Merchandise Value Compared to Q4 2019, bringing Total Platform Gross Merchandise Value to $246MM for 2020.

SPOKANE, WA., April 15, 2021 – Kaspien Holdings Inc. (NASDAQ: KSPN) (“Kaspien” or the “Company”), a leading ecommerce marketplace growth platform, today reported select financial results for the fiscal fourth quarter and full year 2020 ended January 30, 2021.

Recent Operational Highlights

●	Obtained approval to sell on Target.com through invite-only Target+ Program. As a Target+ partner, Kaspien is one of the only third-party sellers currently approved to sell on Target.com.

●	Achieved milestone of $1 billion in lifetime net revenue through the Company’s combined e-commerce marketplaces since 2009.

●
Appointed experienced strategic leader and Air Force veteran Scott Allen as Chief of Staff. Allen will focus on streamlining strategic initiatives, overseeing program management, and communicating objectives between departments as the Company continues its growth at scale in 2021 and beyond.

●
Appointed highly experienced Chief Technology Officer, Lisa Meisenbacher, to the Kaspien executive leadership team. Lisa joined Kaspien with over 20 years of experience in technology leadership roles at Fortune 500 companies.

●
Raised approximately $13.5 million, prior to deducting underwriting discounts and commissions and estimated offering expenses, in an underwritten offering of 416,600 shares of common stock of the Company at a price to the public of $32.50 per share. The Company intends to use the proceeds from the offering for general corporate purposes, including working capital to implement its strategic plans focused on brand acquisition, investments in technology to enhance its scalable platform and its core retail business.

●	Partnered with Levin Consulting to provide omni-channel solutions for consumer technology brands, including a full spectrum of services for both traditional retail and ecommerce.

Management Commentary
“The past year has been a transformative period for our business and the ecommerce industry as a whole,” said Kaspien CEO Kunal Chopra. “As the pandemic kept many of us at home, spending moved increasingly online, accelerating years’ worth of adoption into several months and setting the course for expanded overall industry growth. For Kaspien, the foundation we laid over the past year has us effectively positioned to continue benefitting from serving this trillion-dollar market. For both the quarter and year, we improved in every meaningful financial metric and KPI and have been able to do so more efficiently, as evidenced by our consistently decreasing SG&A as a percentage of net revenue. In addition to producing healthy double-digit topline increases in our retail business for these respective periods, we drove major growth in our subscriptions segment, which now contributes over 50% of total GMV, further supporting our diversified approach to scale. Through combined retail and subscription execution, we expect to reliably add to our partner count over time while also taking advantage of increased online transactions wherever and however they’re happening.”

“We are committed to helping businesses of all sizes grow online, which means offering the software, technology and know-how to guide our partners through the increasingly complex landscape of digital marketplaces. To date, our approach has led us to expand from one of the original third-party retailers to a comprehensive platform of software and tech-enables services. Going forward, we plan to support more marketplaces, expand to new geographies and layer new business models on top of our existing platform. We also intend to acquire brands both within and outside our portfolio and have the data and technology to drive outsized results for those businesses. Altogether, as we enter the new year, Kaspien is in a strong position, both operationally and financially, and we have the team, resources and strategy to take full advantage of the long-term ecommerce evolution,” added Mr. Chopra.

Key Performance Indicators (“KPIs”)
Unless otherwise specified, KPI data has been recorded as of fiscal year end (January 30, 2021).

•
Annual platform gross merchandise value for fiscal year 2020 was $246 million. Fourth quarter 2020 gross merchandise value (“GMV”) increased 86% to $73.9 million, compared to $39.7 million in the comparable year-ago period. Subscription GMV increased 886% to $26.9 million (36.3% of total GMV), compared to $2.7 million (6.9%% of total GMV) in the same year-ago period.

•
Total active partner count at year end was approximately 825, including nearly 693 retail partners and 132 subscription (Agency and SaaS) partners. The Company’s subscriptions partner base as of January 30, 2021 increased 207% compared to fiscal 2019.

•
Fourth Quarter GMV per active partner increased 87% to $90,000 from $48,000 in fiscal 2020 as compared fiscal 2019. The Company expects this metric to steadily grow over time as partners derive more value from the Kaspien platform, leading to greater partner sales and increased engagement across more product lines.

•
Subscription lifetime value to customer acquisition cost (“LTV:CAC”) ratio as of January 30, 2021 was 3.2x with an average payback period of 8.1 months. As subscription partners continue to mature and adopt more features of the Kaspien platform, Company expects these metrics to improve over time.

•
During the fiscal fourth quarter, subscription monthly recurring revenue (“MRR”) increased 17% to $153,000 from $131,000 at the end of the fiscal third quarter and increased 181% compared to $55,000 at the end of fiscal 2019.

•
Retail segment gross revenue per partner for the fiscal fourth quarter increased 45% to $68,000 from $47,000 in the comparable year-ago period. During Fiscal 2020, revenue per partner increased 40% to $237,000 from $169,000 in fiscal 2019.

Fiscal Fourth Quarter 2020 Financial Results
Results compare 2020 fiscal fourth quarter end (January 30, 2021) to 2019 fiscal fourth quarter end (February 1, 2020).

●	Net revenue increased 29% to $45.5 million from $35.2 million in the comparable year-ago period. The increase in net revenue was primarily attributable to strength on the Amazon U.S. marketplace.

●
Gross profit increased 106% to $4.7 million (10.3% of net revenue) from $2.3 million (6.4% of net revenue) in the comparable year-ago period. The increase in gross profit was primarily attributable to an increase in the merchandise margin rate to 47.4% from 45.9% in the comparable year-ago period. The table below summarizes the year-over-year comparison of gross margin:

	Thirteen Weeks Ended
(amounts in thousands)	January 30, 2021	February 1, 2020
Merchandise Gross Profit	21,569	16,165
% of Net Revenue	47.4%	45.9%
Sales and Distribution Expenses	(16,891)	(13,898)
Gross Profit	4,678	2,267
% of Net Revenue	10.3%	6.4%

●
Selling, General & Administrative (“SG&A”) expenses decreased 29% to $4.1 million (9.1% of net revenue) from $5.8 million (16.6% of net revenue) in the same year-ago period. The decrease in SG&A expenses was primarily attributable to a permanent $1.3 million reduction in corporate SG&A expenses.

●
Income from continuing operations was $558,000, compared to a loss from continuing operations of $4.3 million in the same year-ago period. The improvement in operating results was primarily attributable to higher sales, improved gross margins and the reduction in corporate SG&A expenses.

●
Net loss was $139,000, or $0.07 per diluted share, compared to a net loss of $19.7 million, or $10.83 per diluted share, in the same year-ago period. Included in the results for the fiscal fourth quarter of 2019 was a loss of $16.5 million from the Company’s discontinued fye business.

●	Adjusted EBITDA (a non-GAAP metric reconciled below) was $1.4 million, compared to an adjusted EBITDA loss of $1.5 million in the same year-ago period.

●
At year-end, the Company had $1.8 million in cash, compared to $3.0 million as of February 1, 2020. Subsequent to year-end, the Company raised approximately $13.5 million in gross proceeds, prior to deducting underwriting discounts, commissions, and estimated offering expenses, in an underwritten offering of 416,600 shares of common stock at a price to the public of $32.50 per share.

●
Borrowings under the credit facility as of January 30, 2021 were $6.3 million, compared to $13.1 million as of February 1, 2020. As of January 30, 2021, the Company had $5 million available for borrowing under its credit facility.

●	Inventory at year end was $24.5 million, compared to $17.8 million in fiscal 2019.

Full Fiscal Year 2020 Financial Results
Results compare 2020 fiscal year end (January 30, 2021) to 2019 fiscal year end (February 1, 2020).

●	Net revenue increased 19% to $158.3 million from $133.2 million in fiscal 2019. The increase in net revenue was primarily attributable to strength on the Amazon U.S. marketplace.

●
Gross profit increased 50% to $16.4 million (10.3% of net revenue) from $10.9 million (8.1% of net revenue) in fiscal 2019. The increase in gross profit was primarily attributable to an increase in the merchandise margin rate to 46.4% from 46.1% in the comparable year-ago period. The table below summarizes the year-over-year comparison of gross profit:

	Fiscal Year Ended
(amounts in thousands)	January 30, 2021	February 1, 2020
Merchandise Gross Profit	73,448	61,379
% of Net Revenue	46.4%	46.1%
Sales and Distribution Expenses	(57,144)	(50,528)
Gross Profit	16,304	10,851
% of Net Revenue	10.3%	8.1%

●
SG&A expenses decreased 12% to $22.0 million (13.9% of net revenue) from $25.1 million (18.8% of net revenue) in fiscal 2019. The decrease in SG&A expenses was primarily attributable to permanent reductions in corporate SG&A expenses.

●
Loss from continuing operations was $5.7 million compared to $15.0 million in fiscal 2019. The improvement in operating results was primarily attributable to higher sales and gross margin as well as lower SG&A expenses.

●
Net loss was $3.9 million, or $2.10 per diluted share, compared to a net loss of $58.7 million, or $32.35 per diluted share, in fiscal 2019. Included in the results for the fiscal year 2019 was a loss of $44.4 million from the Company’s discontinued fye business.

●	Adjusted EBITDA (a non-GAAP metric reconciled below) was $1.9 million compared to a loss of $3.8 million in fiscal 2019.

Kaspien plans to file its annual Form 10-K by April 30, 2021 in accordance with the SEC filing deadlines.

About Kaspien
Kaspien Holdings Inc. (NASDAQ: KSPN) is a leading ecommerce marketplace growth platform, offering an expanding suite of software and services to help brands grow on Amazon, Walmart, Target, eBay, and other online marketplaces. Founded in 2008 in Spokane, Wash., Kaspien has spent the last decade building and utilizing proprietary technologies for brand protection, marketing optimization, and fulfillment efficiency to generate rapid revenue growth for Kaspien partners. Through innovative strategies and best-in-class technologies, Kaspien has earned the trust of many leading brands, including 3M, Strider Bikes, and ZippyPaws. For more information, visit kaspien.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) loss from fye business, net of tax; (iii) interest expense; (iv) corporate SG&A expenses; (v) depreciation expense; and (vi) asset impairment charges. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended		Fiscal Year Ended
(amounts in thousands)	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020

Net loss	$(139)	$(19,659)	$(3,892)	$(58,744)
Income tax benefit	4	18	(3,542)	44
Loss from fye business, net of tax	-	16,464	-	44,351
Interest expense (income)	693	(1,155)	1,709	(647)
Loss from continuing operations	558	(4,332)	(5,725)	(14,996)
Corporate SG&A expenses	224	1,566	5,511	8,591
Depreciation expense	586	491	2,140	1,799
Asset impairment charge	-	765	-	765
Adjusted EBITDA	$1,368	$(1,510)	$1,926	$(3,841)

About Key Performance Indicators
Gross Merchandise Value (“GMV”) is the total value of merchandise sold over a given time period through a customer-to-customer exchange site. For Kaspien, it is the measurement of merchandise value sold across all channels and partners within the Kaspien platform.

Lifetime Value (“LTV”) is the average value of a Kaspien partner over the term of their engagement on the Kaspien platform.

Customer Acquisition Cost (“CAC”) is the all-in cost related to acquiring a new customer (partner) into the Kaspien platform. This refers to the resources and costs incurred to acquire new customers including all wages and benefits associated to business development and marketing efforts driving new business, the portion of inbound marketing expenses related to new business, and all software related expenses for our business development and marketing infrastructure.

Average payback period is a time-based calculation using the average monthly revenue recognition for a Kaspien partner to cover the associated costs to acquire that customer.

Monthly Recurring Revenue (“MRR”) is the measurement of Kaspien’s subscriptions revenue stream on a monthly basis calculated at a given moment in time. Revenues that are recurring in nature provide additional predictability into future financial results.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company’s level of debt and related restrictions and limitations, unexpected costs, charges, expenses, or liabilities; the Company’s ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; the impact of the COVID-19 pandemic; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document or elsewhere might not occur.

Company Contact
Ed Sapienza
Chief Financial Officer
(509) 202-4261

Investor Relations Contact
Gateway Investor Relations
Matt Glover and Tom Colton
(949) 574-3860
KSPN@gatewayir.com

Marketing Contact
Keri Rhodes
Marketing Director
keri@kaspien.com

-Financial Tables to Follow-

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Thirteen Weeks Ended		Fiscal Year Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020

Net revenue	$45,456	$35,208	$158,345	$133,216

Cost of sales	40,868	32,941	142,041	122,365
Gross profit	4,678	2,267	16,304	10,851

Selling, general and administrative expenses	4,120	5,834	22,029	25,082
Asset impairment charge	-	765	-	765
Income (loss) from continuing operations	558	(4,332)	(5,725)	(14,996)
Interest expense (income)	693	(1,155)	1,709	(647)
Loss from continuing operations before income tax (benefit) expense	(135)	(3,177)	(7,434)	(14,349)
Income tax (benefit) expense	4	18	(3,542)	44
Loss from continuing operations	(139)	(3,195)	(3,892)	(14,393)
Loss from fye business, net of tax	-	(16,464)	-	(44,351)
Net loss	$(139)	$(19,659)	$(3,892)	$(58,744)

Basic and diluted loss per share	$(0.07)	$(10.83)	$(2.10)	$(32.35)

Weighted average number of shares outstanding - basic and diluted	1,923	1,816	1,849	1,816

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share and share amounts)

	January 30, 2021	February 1, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,809	$2,977
Restricted cash	950	950
Accounts receivable	2,718	4,139
Merchandise inventory	24,515	17,836
Prepaid expenses and other current assets	564	2,974
Assets held for discontinued operations	-	51,189
Total current assets	30,556	80,065

Restricted cash	3,796	4,925
Fixed assets, net	2,268	2,190
Operating lease right-of-use assets	2,742	3,311
Intangible assets, net	732	1,760
Cash surrender value	3,856	3,353
Other assets	1,342	2,202
TOTAL ASSETS	$45,292	$97,806

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$8,894	$14,447
Short-term borrowings	6,339	13,149
Accrued expenses and other current liabilities	2,512	3,521
Current portion of operating lease liabilities	596	534
Current portion of PPP loan	1,687	-
Liabilities held for discontinued operations	-	39,410
Total current liabilities	20,028	71,061

Operating lease liabilities	2,258	2,204
PPP loan	330	-
Long-term debt	5,000	-
Other long-term liabilities	16,182	20,026
TOTAL LIABILITIES	43,803	93,291

SHAREHOLDERS’ EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 200,000,000 shares authorized; 3,336,576 shares and 3,225,627 shares issued, respectively)	33	32
Additional paid-in capital	346,495	345,102
Treasury stock at cost (1,410,378 shares and 1,409,316 shares, respectively)	(230,169)	(230,169)
Accumulated other comprehensive loss	(2,007)	(1,479)
Accumulated deficit	(112,863)	(108,971)
TOTAL SHAREHOLDERS’ EQUITY	1,489	4,515
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,292	$97,806